PAGE F-14
EXHIBIT 22

PARENT AND SUBSIDIARIES
     (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

              Its Subsidiaries:
                    National Holding Investment Company
                    Wilmington, Delaware (A Delaware Corporation)

                    Its Subsidiaries:
                          Presto Manufacturing Company
                          Jackson, Mississippi (A Mississippi Corporation)

                          Its Division:
                                Presto Products Manufacturing Company
                                Alamogordo, New Mexico

                          Century Leasing and Liquidating, Inc.
                          Minneapolis, Minnesota (A Minnesota Corporation)

                          Its Subsidiary:
                                Presto Export, Inc. (Inactive)
                                Minneapolis, Minnesota (A Minnesota Corporation)

                          Jackson Sales and Storage Company
                          Jackson, Mississippi (A Mississippi Corporation)

                          Canton Sales & Storage Company
                          Canton, Mississippi (A Mississippi Corporation)

                          Presto Parts & Service, Inc. (Inactive)
                          Los Angeles, California (A California Corporation)

                          Presto Export, Ltd.
                          Christiansted, St. Croix, U.S. Virgin Islands
                               (A Virgin Islands Corporation)

                    National Defense Corporation
                    Eau Claire, Wisconsin (A Wisconsin Corporation)

                    NPI Export Corporation (Inactive)
                    Minneapolis, Minnesota (A Minnesota Corporation)

                    National Presto Industries Export Corporation (Inactive) Wilmington, Delaware (A Delaware Corporation)

Operating results of all subsidiaries are included in the 1995 Annual Report to Stockholders.